
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                      25,825,801
<SECURITIES>                                         0
<RECEIVABLES>                                   87,895
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              27,427,364<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                27,427,364<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             5,746,636<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,307,792
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,438,844
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,438,844
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,438,844
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $1,242,668 and net option premiums of $230,200.
<F2>Liabilities include redemptions payable of $779,025, accrued brokerage commissions of $26,388, accrued transaction fees and costs of $1,702, accrued management fees of $68,410 and accrued administrative expenses payable of $21,908.
<F3>Total revenues include realized trading revenue of $2,720,213, net change in unrealized of $1,877,237 and interest income of $1,149,186.

